UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2014

Yadkin Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621-3404

(Address of Principal Executive Offices)	(Zip Code)

(336) 526-6300
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On January 27, 2014, Yadkin Financial Corporation, a North Carolina corporation, (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VantageSouth Bancshares, Inc., a Delaware corporation (“VantageSouth”), and Piedmont Community Bank Holdings, Inc., a Delaware corporation and majority stockholder of VantageSouth (“Piedmont”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, VantageSouth and Piedmont will merge with and into the Company (collectively, the “Mergers”), with the Company continuing as the surviving corporation in the Mergers (the “Surviving Corporation”). The Merger Agreement also provides that, immediately following the effective time of the Mergers (the “Effective Time”), VantageSouth Bank, a North Carolina banking corporation and wholly owned subsidiary of VantageSouth, will merge with and into Yadkin Bank, a North Carolina banking corporation and wholly owned subsidiary of the Company (“Yadkin Bank”), with Yadkin Bank continuing as the surviving bank in the bank merger (the “Surviving Bank”). The Merger Agreement was approved by each of the boards of directors of the Company, VantageSouth, and Piedmont.

Subject to the terms and conditions of the Merger Agreement, at the Closing of the Mergers, each outstanding share of VantageSouth common stock will be converted into the right to receive 0.3125 shares of voting common stock of the Company (“Company Common Stock”), subject to the payment of cash in lieu of fractional shares. Each outstanding share of Piedmont common stock will be converted into the right to receive, for each share, (i) 6.28597 shares of the Company Common Stock; (ii) a pro rata portion of cash in an amount estimated to be $4.0 million based on Piedmont's deferred tax asset of $4.8 million; (iii) a pro rata portion of cash in an amount equal to the aggregate amount of any cash held by Piedmont at the Closing, and (iv) a right to receive a pro rata share of the “Contingent Shares” (as defined in the Merger Agreement). Under the terms of the Merger Agreement, the Company will assume the Piedmont Phantom Equity Plan, and approximately 8.5% of the Company Common Stock that would otherwise have been issued to Piedmont stockholders will be placed in a trust to fund the Piedmont Phantom Equity Plan.

Pursuant to the Merger Agreement, at the Effective Time, seven current members of the Company's Board of Directors and seven current members of the VantageSouth Board of Directors will be appointed to the Board of Directors of the Surviving Corporation and Surviving Bank for a period of 24 months following the Mergers. The Merger Agreement also provides that the following executives will enter into employment agreements with the Surviving Corporation and Surviving Bank prior to the Effective Time: Joseph H. Towell, who will be the Executive Chairman; Scott M. Custer, who will be the Chief Executive Officer; Terry S. Earley, who will be the Chief Financial Officer; Wm. Mark DeMarcus, who will be the Chief Operating Officer; Steven M. Jones, who will be the Chief Banking Officer; and Edwin W. Shuford, who will be the Chief Credit Officer. The Surviving Corporation will also adopt certain amendments to the Company's bylaws related to corporate governance of the Surviving Company in a form substantially similar to those set forth in Exhibit F to the Merger Agreement.

The Articles of Incorporation of the Company will be the Articles of Incorporation of the Surviving Corporation. In connection with the Mergers, and in addition to asking its shareholders to approve the Merger Agreement, the Company will be seeking shareholder approval of an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock from 33,333,333 to 75,000,000 shares.

The Merger Agreement contains customary representations and warranties from the Company, VantageSouth, and Piedmont, as applicable, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of each party's business during the interim period between the execution of the Merger Agreement and the Closing; (2) each party’s obligations to facilitate its respective shareholders’ consideration of, and voting upon, the Merger Agreement and the Mergers; (3) the recommendation by the board of directors of each party in favor of approval of the Merger Agreement and the Mergers by its respective shareholders; and (4) the Company's and VantageSouth's non-solicitation obligations relating to alternative business combination transactions.

Completion of the Mergers is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by each of the parties' shareholders; (2) receipt of required regulatory approvals without the imposition of any condition that would have or be reasonably likely to have a material burdensome effect on the parties; (3) the absence of any law or order prohibiting the consummation of the Mergers; (4) approval of the listing on the New York Stock Exchange of the Company Common Stock to be issued in the Mergers; (5) the effectiveness of the registration statement on Form S-4 for the Company Common Stock to be issued in the Mergers; (6) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (7) performance in all material respects by each party of its obligations under the Merger Agreement; and (8) the receipt by each party from its counsel of a tax opinion that the Mergers will be treated as a reorganization within Section 368(a) of the Internal Revenue Code. Yadkin will use its commercially reasonable efforts to list the Company Common Stock on the New York Stock Exchange prior to the Closing of the Mergers.

The Merger Agreement provides termination rights for the Company, VantageSouth and Piedmont, and further provides that upon termination of the Merger Agreement under certain circumstances, VantageSouth or the Company, as applicable, will be obligated to pay the other party a termination fee of $10 million.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, VantageSouth, Piedmont, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, VantageSouth, Piedmont or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Important Additional Information

The Company will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as is practical. The Company, VantageSouth, and Piedmont will prepare a joint proxy statement and other relevant documents concerning the proposed transaction for their respective shareholders. The Company's shareholders, VantageSouth's stockholders, and Piedmont's stockholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because these will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings containing information about the Company, at the SEC’s internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either Yadkin Financial Corporation, 209 North Bridge St, PO Box 888, Elkin, NC 28621, Attention: Jan H. Hollar, Chief Financial Officer, or VantageSouth Bancshares, Inc., 3600 Glenwood Ave, Suite 300, Raleigh, NC 27612-4955 Attention: Terry S. Earley, Chief Financial Officer.

The Company, VantageSouth, Piedmont and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the Mergers. Information about the directors and executive officers of VantageSouth and their ownership of VantageSouth common stock is set forth in VantageSouth’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at VantageSouth address in the preceding paragraph. Information about the directors and executive officers of the Company and their ownership of Company Common Stock is set forth in the Company’s most recent proxy statement filed with the SEC and available at the SEC’s internet site and from the Company at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement among the Company, VantageSouth and Piedmont; (2) the outcome of any legal proceedings that may be instituted against the Company, VantageSouth, or Piedmont; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed;

(5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk resulting in deterioration in the credit markets; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associated with, mergers and acquisitions, within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of VantageSouth, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company Common Stock that may or may not reflect economic condition or performance of the Company; (20) the inability to pay dividends on Company Common Stock due to regulatory supervision and the discretion of the board of directors of the Company; and (21) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d) Exhibits.	The following exhibits are filed as part of this report:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, by and among Yadkin Financial Corporation, VantageSouth Bancshares,
Inc. and Piedmont Community Bank Holdings, Inc., dated January 27, 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN FINANCIAL CORPORATION
January 29, 2014	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, by and among Yadkin Financial Corporation, VantageSouth Bancshares,
Inc. and Piedmont Community Bank Holdings, Inc., dated January 27, 2014.